Exhibit 99.1

 OPTION AGREEMENT

OPTION AGREEMENT (this “Agreement”), dated as of May 17, 2010, by and between

Ren Ping Tu (the “Grantor”), a Canadian citizen, and Yulu Bai (the “Optionee””), a PRC citizen.

BACKGROUND

The Grantor currently owns 10,000 ordinary shares of China Bingwu Forestry Group Limited (the “Company”), a Hong Kong company. The Grantor desires to grant to the Optionee an option to acquire all of the ordinary shares of the Company now owned or hereinafter acquired by the Grantor on the terms set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, mutual covenants herein set forth and other good and valuable consideration, subject to the terms and conditions herein, the parties hereby agree as follows:

1.           Grant of Option. Subject to the terms and conditions herein, the Grantor hereby grants to the Optionee an option (the “Option”) to purchase all of the ordinary shares of the Company now owned or hereinafter acquired by Grantor, and any and all shares the Grantor is now or will in the future become entitled to own as a result of Grantor’s ownership of the such shares (the “Option Shares”), at an exercise price of $2,500,000 (the “Exercise Price”). For the avoidance of doubt, the Option Shares shall include any and all shares delivered to the Grantor in exchange for his ordinary shares, in a future merger, reorganization, consolidation, sale or other disposition of the Company’s securities.

2.           Term of the Option. The Optionee may exercise his Option at any time during the period commencing on the 365th day following of the date hereof and ending on the second anniversary of the date hereof (the “Term”) in accordance with the exercise procedure specified in Section 4 hereof.

3.           Rights of Optionee. The Optionee shall not have any rights to dividends or distributions or any other rights of an equity holder with respect to the Option Shares until the Option Shares shall have been issued to the Optionee (as evidenced by the appropriate entry on the transfer books of the Company) upon exercise of the Option to purchase the Option Shares; provided, however, that if the Company makes a distribution or dividend during the Term, then the property so distributed or the property that is the subject of the dividend will be held in trust by the Grantor in favor of the Optionee during the Term and become part of the interest in the Shares which is transferable to the Optionee upon exercise of the Option.

4.           Exercise Procedure. The Optionee may exercise his Option, in whole but not in part, at any time during the Term, by delivering to the Company and the Grantor a written notice of such exercise substantially in the form attached hereto as Exhibit A (the “Exercise Notice”), duly signed by the Optionee. The delivery of the Exercise Notice in accordance herewith will constitute a binding obligation (a) on the part of the Optionee to purchase and (b) on the part of the Grantor to sell, the Option Shares subject to such Exercise Notice in accordance with the terms of this Agreement.

5.          Exercise Price; Delivery of Shares. If the Optionee exercises his Option in accordance with Section 4, the Optionee shall pay the exercise price to the Grantor no later than 15 days after delivery of the Exercise Notice. Within five business days after the receipt of both the Exercise Notice and the exercise price, the Grantor shall deliver, or take all steps necessary to cause to be delivered, certificates representing the Option Shares.

6.          Escrow of Grantor’s Shares. To secure the performance of Grantor’s obligations under this Agreement, within 15 days after execution of this Agreement, the Grantor shall deliver to Regal Nominees Limited, as Escrow Agent (the “Escrow Agent”), certificates representing all of the Option Shares (together with duly executed stock powers or assignment without certificate or other instrument of transfer acceptable to the Company’s transfer agent, in blank) to be held by the Escrow Agent until termination of this Agreement.

7.           Covenants of the Grantor. The Grantor agrees that, prior to the termination of this Agreement, he shall not transfer, sell, assign, or otherwise dispose of, or pledge or encumbrance, any shares of capital stock of the Company Grantor owns, including the Option Shares, to any other party. The Grantor further agrees that, prior to the termination of this agreement, he shall not, without the prior written approval of the Optionee, vote (in person, by proxy or by action by written consent, as applicable) any of the Option Shares in favor of, adopt or approve any of the following actions:

a.	Any increase of the number of authorized shares of capital stock of the Compa- ny;

b.	Any transfer, sale, assignment, or other disposition of, or pledge or encumbrance of, any of the Company’s material assets (including, without limitation, any shares of any subsidiary or non-majority owned affiliated companies);

c.	Any Change in Control. “Change in Control” means the first to occur of any of the following events with respect to the Company or any successor entity:

(i)          An acquisition by any individual, entity or group (a “Person”) of 20% or more of either (A) the then outstanding ordinary shares (the “Outstanding Shares”) or (B) the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this definition; or

(ii)          A change in the composition of the Board such that the individuals who, as of the date of this Agreement, constitute the board of directors of the Company (the “Board”) (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition any individual who becomes a member of the Board subsequent to the date of this Agreement, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)           Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (“Corporate Transaction”); excluding, however, such a Corporate Transaction following which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the Company’s outstanding ordinary shares, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions, as their ownership immediately prior to such Corporate Transaction, of the Outstanding Shares and Outstanding Company Securities, as the case may be, (B) no Person (other than the Company, or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the Board action providing for such Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)           The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;

The parties agree that neither this Agreement nor the transactions contemplated thereby shall be deemed to be a “Change in Control”.

d.	Any sale or other issuance of any equity interest, shares of capital or other securi- ties of the Company or any of its subsidiaries;

e.	Any declaration, accrual, set aside or payment of any dividend or other distribu- tion in respect of any equity interest or any shares of capital stock or other securi- ties of the Company or any repurchase or redemption of any equity interest or any shares of capital stock or other securities of the Company; or

f.	Any agreement, commitment or offers of the Company or any of its subsidiaries, whether or not in writing, to take of the actions prohibited by clauses (a) through (e).

The Grantor further agrees that he shall cause the Company and each of its subsidiaries to preserve intact the business and management organization of the Company and all of its subsidiaries.

8.           Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by facsimile or certified mail to the addresses of the respective parties hereto as specified on the signature page hereto, or to such other address as either party hereto may hereinafter duly give to the other.

9.           Assignment; Designation of Option Shares Recipient; Binding. The Optionee may assign his Option to any third party subject to compliance with applicable laws. In addition, the Optionee may designate a third party to receive all or any part of the Option Shares instead of the Optionee upon the exercise of his Option by the Optionee. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors, and permitted assigns.

10.          Termination. This Agreement shall terminate upon the exercise of the Option by the Optionee, unless the Agreement is earlier terminated by mutual agreement of the parties or upon expiration of the Term.

11.          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

12.          Governing Law. This Agreement shall be construed in accordance with and governed by the laws of Hong Kong without regard to the conflicts of law principles thereof.

13.          Further Assurances. Each of the parties to this Agreement will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuation the transfer of the Option Shares upon exercise of the Option).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

GRANTOR:	OPTIONEE:

Ren Ping Tu	Yulu Bai

/s/ Ren Ping Tu	/s/ Yulu Bai

Address:	Address:

Room 1613,16/F.	Jun Yue Hua Ting, Building A
Tai Yau Building,181 Johnston Road	3rd Floor, Unit -1
Wanchai,HongKong.	#58 Xin Hua Road
Guiyang, Guizhou Province 550002
People’s Republic of China